Exhibit 10.1

                                                   Ball Corporation

                                                 Deposit Share Program

                                                   [GRAPHIC OMITTED]

                                                     Confidential

         7.2        Proration's Effect on Lapse Schedule as a Result of Retirement

                                                   Deposit Share Program ("Program")

1.       Purpose

         To encourage key executives to acquire a larger equity ownership interest in the Corporation to further align the personal interests of the Participants with the interests of the shareholders of the Corporation, in order to promote share price growth and enhancement of shareholder value.

2.       Definitions

         2.1      Award Date means the actual date the participant is given the opportunity to purchase Newly Acquired Shares pursuant to the Program.

         2.2      Award Letter means the document notifying the Participant of his participation in the Program along with specific terms related to such participation.

         2.3      Acquisition Period means the time period during which the Participant may acquire shares pursuant to this Program.

         2.4      "Change in Control" means "Change in Control" as defined in the Ball Corporation 1997 Stock Incentive Plan or its
                  successor.

         2.5      Cliff Lapse means restrictions lapse at one time on the date established on the date of grant of Restricted
                  Shares under the Program.

         2.6      Committee means the Human Resources Committee of the Board of Directors of Ball Corporation.

         2.7      Deferral means the amount of elective Restricted Units deferred by a Participant into the Ball Corporation 2000
                  Deferred Compensation Company Stock Plan.

         2.8      Disability means a bodily injury or disease as determined by the Committee that totally and continuously prevents the Participant, for at least six consecutive months, from engaging in the Participant's regular occupation.

         2.9      Effective Date means October 23, 2002, which is the effective date of the Amended and Restated Deposit Share
                  Program.

         2.10     Grant Date means the actual date of issuance of the Restricted Shares pursuant to this Program.

         2.11     Holding Period means the time period during which a Participant may not sell Newly Acquired Shares in order to have the restrictions lapse on a Restricted Stock grant.

         2.12     Newly Acquired Shares means Ball Corporation Common Stock acquired during the Acquisition Period.  It does not include Ball Corporation Common Stock obtained by a Participant through the Corporation's other benefit plans, which include but are not limited to the 401(k) Plan, the Employee Stock Purchase Plan and the Employee Stock
                  Ownership Plan.

         2.13     Participant means an employee who has been selected for participation in the Program by management and approved by the Committee.

         2.14     Program means the Amended and Restated Deposit Share Program as set forth in this document and as amended from time to time.

         2.15     Restricted Shares means shares of stock that are issued or transferred to a Participant under this Program pursuant to the Ball Corporation 1997 Stock Incentive Plan or its successor.

         2.16     Restricted Units means the Performance Unit Award based on the dollar value of Ball Corporation Common Stock as provided for in the Ball Corporation 1997 Stock Incentive Plan or its successor.

         2.17     Retirement means termination of employment by a Participant for whatever reason other than death or disability after attainment of age 55.

         2.18     Shareholder of Record means the person who holds Ball Corporation Common Stock that is held in an account by the transfer agent and for which dividends are paid by the transfer agent.

3.       Restricted Stock Grant

         The grant under this Program shall be a Restricted Stock Grant ("Restricted Share") pursuant to the Ball Corporation 1997
         Stock Incentive Plan or its successor.  If, at any time or from time to time, during the Acquisition Period, or within
         45 days thereafter, the Participant provides evidence to the Corporate Secretary's Department of the Corporation,
         reasonably satisfactory to the Corporation, of Participant's acquisition of Newly Acquired Shares during the Acquisition
         Period, together with a written promise by the Participant to retain the shares for the holding period, then the
         Corporation will grant the Participant a Restricted Share for each Newly Acquired Share so acquired, up to the maximum number of Restricted Shares specified in the Participant's Award Letter.

         3.1      Minimum Number of Newly Acquired Shares - The minimum number of Newly Acquired Shares that will be matched by
                  Restricted Shares at one time is 200 shares.  The Participant may accumulate purchases of fewer than 200 shares, and when the total number of accumulated shares is equal to or exceeds 200 shares, the Participant may then request that matching Restricted Shares be issued.

         3.2      Granting of Restricted Shares - The Restricted Shares will be granted on the 15th of each month provided the documentation required in Section 3.1 is received on or before the 5th of that month, otherwise it will granted the following month.  If the 15th occurs on a holiday or weekend, the Restricted Shares will be issued on the workday immediately prior to that holiday or weekend.

4.       Holding Period for the Newly Acquired Shares

         The Participant must agree that the Newly Acquired Shares will not be sold or transferred prior to the lapse of restrictions on the matching Restricted Shares.  A pledge of Newly Acquired Shares as collateral for any loan during the holding period is not considered to be a sale or transfer of the shares for purposes of this Program; however, in the event of default on the loan, the Newly Acquired Shares will be considered to be sold and the matching Restricted Shares will be forfeited.

5.       Lapse of Restrictions

         5.1      Cliff Lapse - Except as provided herein, restrictions on all Restricted Shares will cliff lapse on the anniversary date that is established in the Award Letter.

         5.2      Accelerated Lapse Rate - The restrictions may lapse at an accelerated rate as established in the Award Letter.

6.       Additional Cash Payment

         The Participant also will receive a dividend equivalent, if any, payable with respect to the Restricted Shares from the date of grant until restrictions lapse.

7.       Retirement, Disability or Death

         Participants who retire before restrictions have lapsed on Restricted Shares granted under this Program will receive a prorated portion of their Restricted Shares.

         7.1      Proration Calculation

                  Number of restricted                   Number of days from grant to retirement,          Number of
                  shares still outstanding                          disability or death                    Restricted Shares
                  on date of retirement,        X      Number of days from grant to scheduled cliff     =  outstanding after
                  disability or death.                                   lapsing                           proration

         7.2      Proration's Effect on Lapse Schedule as a Result of Retirement or Disability - Restricted Shares outstanding after proration will have restrictions lapse according to Section 5 above.

         7.3      Proration's Effect on Lapse Schedule as a Result of Death - Restrictions on the Restricted Shares outstanding after proration will lapse and the unrestricted shares will be issued to the participant's estate or beneficiary.

         7.4      Fractional Shares - All fractional shares will be rounded up at proration.

8.       Forfeiture

         All rights in and to any and all Restricted Shares granted pursuant to this Program which have not had restrictions lapse as described above in this Program, shall be forfeited upon the Participant's termination from the Corporation, except for prorated Restricted Shares as provided for in Section 7.  In addition, any Restricted Shares granted pursuant to this
         Program shall be forfeited if the Newly Acquired Shares to which the Restricted Shares relate are sold or transferred by the Participant prior to the lapse of restrictions on such Restricted Shares.  For each Restricted Share for which the restrictions have lapsed, the holding period requirement for an equal number of Newly Acquired Shares shall also end.

9.       Deferral of Award

         9.1      Deferral of Restricted Shares - Participants may elect to defer receipt of restricted shares where allowed by laws of the country which apply to the Participant.

         9.2      Exchange of Restricted Shares - Participants in the Program will have an opportunity to exchange Restricted
                  Shares granted under this Program for Restricted Units issued under the Ball Corporation 2000 Deferred
                  Compensation Company Stock Plan (the "Deferred Stock Plan").

         9.3      Election to Defer - In order to exchange shares and utilize the Deferred Stock Plan, the Participant must elect to exchange any Restricted Shares granted under this Program at least one year prior to the lapse of restrictions on such Restricted Shares.  The Restricted Units will be eligible for a Corporation Matching Contribution under the Deferred Stock Plan.

         9.4      Exchange of Restricted Shares for Restricted Units - In the event a Participant elects to undertake such an exchange, the Restricted Shares granted under this Program will be cancelled and an equivalent number of
                  Restricted Units will be issued to the Participant.  Restrictions and the Participant's rights with respect to such Restricted Units will be determined under the terms of the Program.

         9.5      Date of Deferral - The actual deferral of the Restricted Units will not occur until restrictions lapse on the
                  Restricted Units.

10.      Miscellaneous

         10.1     Administration of the Program - The Human Resources Committee of the Board of Directors shall be the sole administrator of the Program.  The Committee shall have full power to formulate additional details and regulations for carrying out this Program.  The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Program.  Any decision or interpretation of any provision of this Program adopted by the Committee shall be final and conclusive.

         10.2     Amendment and Termination of Program - The Committee may at any time amend the Program in whole or in part;
                  provided, however, that no amendment shall be effective to affect the Participant's vested right therein, and, except as provided below, no amendment shall be effective to decrease the future benefits under the Program payable to any Participant or beneficiary with respect to any amount granted or vested prior to the date of the amendment. Written notice of any amendments shall be given promptly to each Participant.  No notice shall be required with respect to amendments that are non-material or administrative in nature.

         10.3     Successors and Mergers, Consolidations, or Change in Control - The terms and conditions of this Program and
                  Election Form shall enure to the benefit of and bind the Corporation, the Participants, their successors, assignees, and personal representatives.  If a Change in Control shall occur then the rights and obligations created hereunder shall be the rights and obligations of the acquirer or successor corporation or entity;
                  provided, however, in the event of a Change in Control, all restrictions on Restricted Shares granted pursuant to Section 3 of this Program shall lapse.

         10.4     Employment or Future Eligibility to Participate Not Guaranteed - Nothing contained in this Program nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in the employ of the Corporation.  Designation as a Participant may be revoked at any time by the
                  Committee with respect to any Restricted Shares not yet granted.

         10.5     Gender, Singular and Plural - All pronouns and any variations thereof shall be deemed to refer to the masculine and feminine gender as the identity of the person or persons may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

         10.6     Captions - The captions to the articles, sections, and paragraphs of this Program are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         10.7     Applicable Law - This Program shall be governed and construed in accordance with the laws of the State of Indiana.

         10.8     Validity - In the event any provision of this Program is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Program.